Exhibit 99.1
FOR IMMEDIATE RELEASE

Quad Reports Third Quarter and Year-to-Date 2022 Results

Raises Full-Year Net Sales Guidance Range to 8%-10% Growth,
Driven by Strong Execution and Continued Strong Sales Momentum

Repurchased 3.1 Million Quad Shares Year-to-Date —
More Than 5% of Quad’s Total Shares Outstanding

SUSSEX, WI, November 1, 2022 — Quad/Graphics, Inc. (NYSE: QUAD) (“Quad” or the “Company”), today reported results for the third quarter ended September 30, 2022.

Recent Highlights

•Achieved sixth consecutive quarter of year-over-year growth as Net Sales increased 18% in the third quarter of 2022 compared to the third quarter of 2021 due to print segment share gains, increased pricing in response to inflationary cost pressures, and increased sales in the Company’s international locations.
•Recognized Net Earnings of $14 million in both the third quarter of 2022 and 2021, with 2021 Net Earnings including non-recurring gains of $18 million, net of tax, from a property insurance claim and a sale and leaseback of a production facility.
•Increased Adjusted EBITDA to $69 million in the third quarter of 2022 compared to Adjusted EBITDA of $55 million in the third quarter of 2021, when excluding a $13 million property insurance gain in 2021.
•Grew Adjusted Diluted Earnings Per Share to $0.32 compared to Adjusted Diluted Earnings Per Share of $0.18 in the third quarter of 2021.
•Raised net sales guidance from 3%-7% growth to 8%-10% growth; narrowed other guidance within the previously provided ranges.
•Repurchased 3.1 million shares of Quad Class A common stock for $10 million year-to-date, representing more than 5% of Quad’s outstanding shares.

Joel Quadracci, Chairman, President & CEO of Quad, said: “This quarter’s results, which include a sixth consecutive quarter of Net Sales growth, exhibit the effectiveness of our business strategy as we have transformed into a marketing experience, or MX, company. The world’s best brands increasingly recognize the unique value we provide through our holistic, multichannel, through-the-line marketing solutions. As an MX company, we guide brands through every effort intended to drive an action, from consumer awareness and trust, to brand preference and purchase. We will continue to strategically invest in our platform to give our clients a more streamlined, flexible and frictionless way to go to market and reach consumers while enhancing our competitive position to drive profitable growth.

“As a result of investments we made in the first half of the year, we are able to deliver industry-leading client service, and drive sales and profitability higher during our seasonally busier second half of the year. Additionally, our team continues to work diligently to mitigate the impacts of persisting macro-economic headwinds, such as cost inflation and supply chain constraints that impact productivity. This includes implementing inflation-offsetting price increases, the next of which will be effective January 1, 2023.

“As we close out the year, we remain focused on serving our clients effectively. We will continue to prioritize growth while improving productivity and reducing debt, consistent with our commitment to create a better, more purposeful and sustainable way forward for all our stakeholders. We will remain nimble and adapt to changes and challenges, while continuing our disciplined approach to managing all aspects of our business to enhance our financial strength and create shareholder value.”

Summary Results

Results for the three months ended September 30, 2022, include:

•Net Sales — Net Sales were $830 million in the third quarter of 2022, reflecting top-line growth of 18% compared to the same period in 2021. Net Sales growth was driven by print segment share gains, increased pricing in response to inflationary cost pressures, and increased sales in the Company’s international locations.

•Net Earnings — Net Earnings were $14 million in both the third quarter of 2022 and the third quarter of 2021. Net Earnings during the third quarter of 2021 included a $13 million property insurance gain ($10 million, net of tax) and an $11 million gain from sale and leaseback of a production facility ($8 million, net of tax). Net Earnings, excluding the non-recurring gains, increased primarily due to continued sales growth and proactive investments made in labor, inventory and equipment during the first half of 2022 to increase production efficiency in the second half of 2022 during the Company’s seasonally higher production period.

•Adjusted EBITDA — Adjusted EBITDA was $69 million in the third quarter of 2022, an increase of $14 million from $55 million of Adjusted EBITDA in the same period last year, when excluding a $13 million property insurance gain in 2021.

•Adjusted Diluted Earnings Per Share — Adjusted Diluted Earnings Per Share was $0.32 in the third quarter of 2022, a 78% increase compared to $0.18 in the third quarter of 2021. This increase was primarily due to increased recurring earnings and benefited by our recent stock repurchases.

Results for the nine months ended September 30, 2022, include:

•Net Sales — Net Sales were $2.3 billion in the nine months ended September 30, 2022, up 11% from the same period in 2021, or up 14% excluding the impact of the QuadExpress divestiture. Net Sales growth was achieved due to print segment share gains, increased pricing in response to inflationary cost pressures, and increased sales in the Company’s international locations.

•Net Earnings and Adjusted EBITDA — Net Earnings were $18 million in the nine months ended September 30, 2022, as compared to Net Earnings of $59 million in the same period in 2021. The decrease was primarily due to non-recurring gains in 2021, including $25 million in gains from the sale and leaseback of two production facilities ($18 million, net of tax) and a $13 million property insurance gain ($10 million, net of tax). Adjusted EBITDA was $173 million in the nine months ended September 30, 2022, a decline from $201 million of Adjusted EBITDA in the same period in 2021. The decline was primarily due to cost inflation, investments made in hiring and training labor in the first half of 2022 in advance of the peak production season in the second half of the year, the negative impact of supply chain disruptions on the Company’s productivity and a $13 million property insurance gain in 2021, partially offset by increased earnings from Net Sales growth.

•Adjusted Diluted Earnings Per Share — Adjusted Diluted Earnings Per Share was $0.49 in the nine months ended September 30, 2022, as compared to $0.50 in the nine months ended September 30, 2021.

•Net Cash Provided by (Used in) Operating Activities and Free Cash Flow — Net Cash Used in Operating Activities was $30 million for the nine months ended September 30, 2022, compared to Net Cash Provided by Operating Activities of $22 million during the same period in 2021. Free Cash Flow for the nine months was negative $80 million, a decrease of $60 million compared to the same period last year. The decline in Free Cash Flow was primarily driven by higher working capital in 2022, including increased receivables from higher Net Sales and increased inventory levels from higher costs on commodities as well as supply chain challenges with resulting longer lead times. The decrease in Free Cash Flow also was due to higher capital expenditures. As a reminder, the Company historically generates the majority of its Free Cash Flow in the fourth quarter of the year.

•Net Debt — Debt less cash and cash equivalents increased by $91 million to $715 million at September 30, 2022, as compared to $624 million at December 31, 2021, primarily due to investments in working capital, talent and equipment to enable continued sales growth. When removing the impacts of seasonality, over the past 12 months Net Debt decreased $84 million, representing a reduction of over 10% in Net Debt. The Debt Leverage Ratio increased 68 basis points to 3.07x at September 30, 2022, from 2.39x at December 31, 2021.

2022 Guidance

The Company increased its Net Sales outlook and narrowed its remaining full-year 2022 guidance as follows:

Financial Metric	Previous 2022 Guidance Range	Updated 2022 Guidance Range
Annual Net Sales Change (1)	3% to 7% increase	8% to 10% increase
Full-Year Adjusted EBITDA	$230 to $270 million	$235 to $255 million
Free Cash Flow	$70 to $100 million	$70 to $90 million
Year-End Debt Leverage Ratio (2)	Approximately 2.25x	Approximately 2.25x
(1) Annual Net Sales Change excludes the Net Sales impact from the divestiture of QuadExpress, which was sold on June 30, 2021.
(2) Debt Leverage Ratio is calculated at the midpoint of the Adjusted EBITDA guidance.

Tony Staniak, CFO of Quad, concluded: “Our focus on reimagining the marketing experience for our clients continues to drive top-line growth, including segment share gains and new client wins, and as a result, we are raising our full-year Net Sales guidance range to 8% to 10% growth. The proactive investments we made in labor, inventory and equipment during the first half of 2022 are proving effective during our seasonally higher production period in the second half of the year, as evidenced by the year-over-year and sequential increase in quarterly Adjusted EBITDA. We are positioned to achieve higher year-over-year earnings in the fourth quarter as well, despite ongoing challenges from inflationary costs and supply chain disruptions. From a capital allocation perspective, we repurchased 3.1 million shares of our common stock for $10 million year-to-date, which is more than 5% of Quad’s total common stock. The fourth quarter is expected to generate strong Free Cash Flow and our focus will be on debt reduction to achieve our year-end debt leverage guidance of approximately 2.25x, which is in the middle of our long-term desired debt leverage range of 2.0-2.5x. We will remain dynamic in our ability to adapt to changing economic environments as necessary to continue enhancing our financial strength.”

Quarterly Conference Call

Quad will hold a conference call at 10 a.m. ET on Wednesday, November 2, to discuss third quarter and year-to-date 2022 results. As part of the conference call, Quad will conduct a question-and-answer session. Investors are invited to email their questions in advance to IR@quad.com.

Participants may pre-register for the webcast by navigating to https://dpregister.com/sreg/10170526/f41d0988a0. Participants will be given a unique PIN to gain immediate access to the call on November 2, bypassing the live operator. Participants may pre-register at any time, including up to and after the call start time.

Alternatively, participants may dial in on the day of the call as follows:
•U.S. Toll-Free: 1-877-328-5508
•International Toll: 1-412-317-5424

An audio replay of the call will be posted on the Investors section of Quad’s website shortly after the conference call ends. In addition, telephone playback will also be available until December 2, 2022, accessible as follows:
•U.S. Toll-Free: 1-877-344-7529
•International Toll: 1-412-317-0088
•Replay Access Code: 1227790

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company’s future results, financial condition, sales, earnings, free cash flow, margins, objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook of the Company and can generally be identified by the use of words or phrases such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “foresee,” “project,” “believe,” “continue” or the negatives of these terms, variations on them and other similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company’s expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control.

The factors that could cause actual results to materially differ include, among others: the impact of fluctuations in costs (including labor and labor-related costs, energy costs, freight rates and raw materials, including paper and the materials to manufacture ink) and the impact of fluctuations in the availability of raw materials, including paper and the materials to manufacture ink; the impact of inflationary cost pressures and supply chain shortages, as well as rising interest rates; the impact of decreasing demand for printed materials and significant overcapacity in a highly competitive environment creates downward pricing pressures and potential under-utilization of assets; the negative impacts the COVID-19 pandemic has had and will continue to have on the Company’s business, financial condition, cash flows, results of operations and supply chain, including rising inflationary cost pressures on raw materials, distribution and labor, and future uncertain impacts; the failure to attract and retain qualified talent across the enterprise; the impact of increased business complexity as a result of the Company’s transformation to a marketing experience company; the impact of digital media and similar technological changes, including digital substitution by consumers; the inability of the Company to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of changes in postal rates, service levels or regulations, including delivery delays due to ongoing COVID-19 impacts on daily operational staffing at the United States Postal Service; the impact of a data-breach of sensitive information, ransomware attack or other cyber incident on the Company; the impact negative publicity could have on our business; the impact of changing future economic conditions; the failure of clients to perform under contracts or to renew contracts with clients on favorable terms or at all; the fragility and decline in overall distribution channels; the failure to successfully identify, manage, complete and integrate acquisitions, investment opportunities or other significant transactions, as well as the successful identification and execution of strategic divestitures; the impact of an other than temporary decline in operating results and enterprise value that could lead to non-cash impairment charges due to the impairment of property, plant and equipment and other intangible assets; the impact of risks associated with the operations outside of the United States (“U.S.”), including costs incurred or reputational damage suffered due to improper conduct of its employees, contractors or agents, and geopolitical events like war and terrorism; significant investments may be needed to maintain the Company’s platforms, processes, systems, client and product technology and marketing and to remain technologically and economically competitive; the impact of the various restrictive covenants in the Company’s debt facilities on the Company’s ability to operate its business, as well as the uncertain negative impacts COVID-19 may have on the Company’s ability to continue to be in compliance with these restrictive covenants; the impact of regulatory matters and legislative developments or changes in laws, including changes in cyber-security, privacy and environmental laws; the impact on the holders of Quad’s class A common stock of a limited active market for such shares and the inability to independently elect directors or control decisions due to the voting power of the class B common stock; and the other risk factors identified in the Company’s most recent Annual Report on Form 10-K, which may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission.

Except to the extent required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains financial measures not prepared in accordance with generally accepted accounting principles (referred to as Non-GAAP), specifically Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. Adjusted EBITDA is defined as net earnings (loss) excluding interest expense, income tax expense (benefit), depreciation and amortization, restructuring, impairment and transaction-related charges, gains from sale and leaseback, loss on debt extinguishment, equity in earnings of unconsolidated entity, and the Adjusted EBITDA for unconsolidated equity method investments (calculated in a consistent manner with the calculation for Quad). Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Free Cash Flow is defined as net cash provided by (used in) operating activities less purchases of property, plant and equipment. Debt Leverage Ratio is defined as total debt and finance lease obligations less cash and cash equivalents (Net Debt) divided by the last twelve months of Adjusted EBITDA. Adjusted Diluted Earnings (Loss) Per Share is defined as earnings (loss) before income taxes and equity in earnings of unconsolidated entity excluding restructuring, impairment and transaction-related charges and gains from sale and leaseback, and adjusted for income tax expense at a normalized tax rate, divided by diluted weighted average number of common shares outstanding.

The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies. Reconciliation to the GAAP equivalent of these Non-GAAP measures are contained in tabular form on the attached unaudited financial statements.

About Quad

Quad (NYSE: QUAD) is a global marketing experience company that helps brands reimagine their marketing to be more streamlined, impactful, flexible, and frictionless. Quad’s strategic priorities are powered by three key competitive advantages that include integrated marketing platform excellence, innovation, and culture and social purpose. The company’s integrated marketing platform is powered by a set of core disciplines including business strategy, insights and analytics, technology solutions, managed services, agency and studio solutions, media, print, in-store, and packaging.

Serving over 4,600 clients, Quad has more than 15,000 people working in 14 countries around the world.

Please visit quad.com for more information.

Investor Relations Contact
Tony Staniak
CFO, Quad
414-566-2162
astaniak@quad.com

Media Contact
Claire Ho
Director of Corporate Communications, Quad
414-566-2955
cho@quad.com

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended September 30, 2022 and 2021
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended September 30,
	2022	2021
Net sales	$829.9	$706.1
Cost of sales	673.5	574.1
Selling, general and administrative expenses	90.8	68.7
Gain from sale and leaseback	—	(10.8)
Depreciation and amortization	34.8	38.7
Restructuring, impairment and transaction-related charges	5.6	7.4
Total operating expenses	804.7	678.1
Operating income	25.2	28.0
Interest expense	12.1	15.0
Net pension income	(3.2)	(3.4)
Earnings before income taxes and equity in earnings of unconsolidated entity	16.3	16.4
Income tax expense	2.6	2.3
Earnings before equity in earnings of unconsolidated entity	13.7	14.1
Equity in earnings of unconsolidated entity	—	(0.2)
Net earnings	$13.7	$14.3

Earnings per share
Basic	$0.27	$0.28
Diluted	$0.27	$0.27

Weighted average number of common shares outstanding
Basic	50.1	51.3
Diluted	51.6	53.1

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2022 and 2021
(in millions, except per share data)
(UNAUDITED)

	Nine Months Ended September 30,
	2022	2021
Net sales	$2,331.8	$2,105.8
Cost of sales	1,911.2	1,688.1
Selling, general and administrative expenses	256.8	229.3
Gains from sale and leaseback	—	(24.5)
Depreciation and amortization	106.6	119.3
Restructuring, impairment and transaction-related charges	12.4	(3.4)
Total operating expenses	2,287.0	2,008.8
Operating income	44.8	97.0
Interest expense	32.3	45.1
Net pension income	(9.5)	(11.0)
Earnings before income taxes and equity in earnings of unconsolidated entity	22.0	62.9
Income tax expense	4.0	4.1
Earnings before equity in earnings of unconsolidated entity	18.0	58.8
Equity in earnings of unconsolidated entity	—	(0.1)
Net earnings	$18.0	$58.9

Earnings per share
Basic	$0.35	$1.15
Diluted	$0.34	$1.12

Weighted average number of common shares outstanding
Basic	51.2	51.3
Diluted	53.0	52.8

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2022 and December 31, 2021
(in millions)

	(UNAUDITED) September 30, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$14.0	$179.9
Receivables, less allowance for credit losses	399.2	362.0
Inventories	323.2	226.2
Prepaid expenses and other current assets	42.4	41.0
Total current assets	778.8	809.1
Property, plant and equipment—net	681.8	727.0
Operating lease right-of-use assets—net	118.5	125.7
Goodwill	86.4	86.4
Other intangible assets—net	54.0	75.3
Other long-term assets	74.2	66.5
Total assets	$1,793.7	$1,890.0

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$446.5	$367.3
Other current liabilities	237.8	314.3
Short-term debt and current portion of long-term debt	52.7	245.6
Current portion of finance lease obligations	0.9	1.8
Current portion of operating lease obligations	28.7	28.1
Total current liabilities	766.6	957.1
Long-term debt	674.6	554.9
Finance lease obligations	1.1	1.4
Operating lease obligations	93.3	99.8
Deferred income taxes	15.8	11.9
Other long-term liabilities	104.6	128.1
Total liabilities	1,656.0	1,753.2

Shareholders’ equity
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	840.6	839.3
Treasury stock, at cost	(23.4)	(14.9)
Accumulated deficit	(509.8)	(527.8)
Accumulated other comprehensive loss	(171.1)	(161.2)
Total shareholders’ equity	137.7	136.8
Total liabilities and shareholders’ equity	$1,793.7	$1,890.0

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2022 and 2021
(in millions)
(UNAUDITED)

	Nine Months Ended September 30,
	2022	2021
OPERATING ACTIVITIES
Net earnings	$18.0	$58.9
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	106.6	119.3
Impairment charges	0.6	2.0
Settlement charges on pension plans	—	0.8
Stock-based compensation	4.9	6.6
Gain from a property insurance claim	—	(13.3)
Gain on the sale of a business	—	(20.9)
Gain on the sale or disposal of property, plant and equipment	(1.7)	(34.4)
Deferred income taxes	3.2	3.9
Other non-cash adjustments to net earnings	1.7	2.2
Changes in operating assets and liabilities—net of acquisitions and divestitures	(163.6)	(103.0)
Net cash provided by (used in) operating activities	(30.3)	22.1

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(49.5)	(41.6)
Cost investment in unconsolidated entities	(2.9)	(0.9)
Proceeds from the sale of property, plant and equipment	4.0	67.1
Proceeds from the sale of a business	—	39.0
Proceeds from a property insurance claim	—	4.0
Other investing activities	1.8	(0.2)
Net cash provided by (used in) investing activities	(46.6)	67.4

FINANCING ACTIVITIES
Payments of current and long-term debt	(228.1)	(109.1)
Payments of finance lease obligations	(1.8)	(2.4)
Borrowings on revolving credit facilities	669.7	214.1
Payments on revolving credit facilities	(516.1)	(207.2)
Proceeds from issuance of debt	2.1	—
Changes in ownership of noncontrolling interests	—	(1.9)
Purchases of treasury stock	(10.0)	—
Equity awards redeemed to pay employees’ tax obligations	(2.5)	(1.1)
Payment of cash dividends	(1.4)	(1.4)
Other financing activities	(0.5)	(8.1)
Net cash used in financing activities	(88.6)	(117.1)

Effect of exchange rates on cash and cash equivalents	(0.4)	(0.2)
Net decrease in cash and cash equivalents	(165.9)	(27.8)
Cash and cash equivalents at beginning of period	179.9	55.2
Cash and cash equivalents at end of period	$14.0	$27.4

QUAD/GRAPHICS, INC.
SEGMENT FINANCIAL INFORMATION
For the Three and Nine Months Ended September 30, 2022 and 2021
(in millions)
(UNAUDITED)

	Net Sales	Operating Income (Loss)	Restructuring, Impairment and Transaction-Related Charges (1)
Three months ended September 30, 2022
United States Print and Related Services	$713.1	$33.3	$3.8
International	116.8	5.6	1.6
Total operating segments	829.9	38.9	5.4
Corporate	—	(13.7)	0.2
Total	$829.9	$25.2	$5.6

Three months ended September 30, 2021
United States Print and Related Services	$624.3	$36.1	$7.3
International	81.8	3.6	0.1
Total operating segments	706.1	39.7	7.4
Corporate	—	(11.7)	—
Total	$706.1	$28.0	$7.4

Nine months ended September 30, 2022
United States Print and Related Services	$2,013.6	$65.0	$7.1
International	318.2	15.5	4.5
Total operating segments	2,331.8	80.5	11.6
Corporate	—	(35.7)	0.8
Total	$2,331.8	$44.8	$12.4

Nine months ended September 30, 2021
United States Print and Related Services	$1,869.8	$124.4	$(6.1)
International	236.0	8.1	1.8
Total operating segments	2,105.8	132.5	(4.3)
Corporate	—	(35.5)	0.9
Total	$2,105.8	$97.0	$(3.4)
______________________________
(1)Restructuring, impairment and transaction-related charges are included within operating income (loss).

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Three Months Ended September 30, 2022 and 2021
(in millions, except margin data)
(UNAUDITED)

	Three Months Ended September 30,
	2022	2021
Net earnings	$13.7	$14.3
Interest expense	12.1	15.0
Income tax expense	2.6	2.3
Depreciation and amortization	34.8	38.7
EBITDA (Non-GAAP)	$63.2	$70.3
EBITDA Margin (Non-GAAP)	7.6%	10.0%

Restructuring, impairment and transaction-related charges (1)	5.6	7.4
Gain from sale and leaseback (2)	—	(10.8)
Other (3)	—	0.6
Adjusted EBITDA (Non-GAAP) (4)	$68.8	$67.5
Adjusted EBITDA Margin (Non-GAAP)	8.3%	9.6%
______________________________
(1)Operating results for the three months ended September 30, 2022 and 2021, were affected by the following restructuring, impairment and transaction-related charges:

	Three Months Ended September 30,
	2022	2021
Employee termination charges (a)	$1.2	$1.0
Impairment charges (b)	0.5	0.3
Transaction-related charges (c)	0.3	—
Integration costs (d)	0.4	—
Other restructuring charges (income) (e)	3.2	6.1
Restructuring, impairment and transaction-related charges	$5.6	$7.4
______________________________
(a)Employee termination charges were related to workforce reductions through separation programs and facility consolidations.
(b)Impairment charges were for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations.
(c)Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.
(d)Integration costs were primarily costs related to the integration of acquired companies.
(e)Other restructuring charges include costs to maintain and exit closed facilities, as well as lease exit charges, and are presented net of gains on the sale of facilities and businesses.
(2)The Company executed a sale and leaseback of its West Allis, Wisconsin facility resulting in a $10.8 million gain during the three months ended September 30, 2021.
(3)Other includes the following items: (a) the equity in earnings of unconsolidated entity, which includes the results of operations for an investment in an entity where Quad has the ability to exert significant influence, but not control, and is accounted for using the equity method of accounting; and (b) the Adjusted EBITDA for unconsolidated equity method investments, which was calculated in a consistent manner with the calculation above for Quad.
(4)The Company made a change in its definition of Adjusted EBITDA to include net pension income. This change is reflected in both periods presented.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Nine Months Ended September 30, 2022 and 2021
(in millions, except margin data)
(UNAUDITED)

	Nine Months Ended September 30,
	2022	2021
Net earnings	$18.0	$58.9
Interest expense	32.3	45.1
Income tax expense	4.0	4.1
Depreciation and amortization	106.6	119.3
EBITDA (Non-GAAP)	$160.9	$227.4
EBITDA Margin (Non-GAAP)	6.9%	10.8%

Restructuring, impairment and transaction-related charges (1)	12.4	(3.4)
Gains from sale and leaseback (2)	—	(24.5)
Other (3)	—	1.1
Adjusted EBITDA (Non-GAAP) (4)	$173.3	$200.6
Adjusted EBITDA Margin (Non-GAAP)	7.4%	9.5%
______________________________
(1)Operating results for the nine months ended September 30, 2022 and 2021, were affected by the following restructuring, impairment and transaction-related charges:

	Nine Months Ended September 30,
	2022	2021
Employee termination charges (a)	$2.8	$8.5
Impairment charges (b)	0.6	2.0
Transaction-related charges (c)	0.8	0.4
Integration costs (d)	0.4	—
Other restructuring charges (income) (e)	7.8	(14.3)
Restructuring, impairment and transaction-related charges	$12.4	$(3.4)
______________________________________
(a)Employee termination charges were related to workforce reductions through separation programs and facility consolidations.
(b)Impairment charges were for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations.
(c)Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.
(d)Integration costs were primarily costs related to the integration of acquired companies.
(e)Other restructuring charges include costs to maintain and exit closed facilities, as well as lease exit charges, and are presented net of gains or losses on the sale of facilities and businesses, including a $20.9 million gain on the sale of a business during the nine months ended September 30, 2021.
(2)The Company executed sale and leaseback transactions of its Chalfont, Pennsylvania and West Allis, Wisconsin facilities resulting in $24.5 million in gains during the nine months ended September 30, 2021.
(3)Other includes the following items: (a) the equity in earnings of unconsolidated entity, which includes the results of operations for an investment in an entity where Quad has the ability to exert significant influence, but not control, and is accounted for using the equity method of accounting; and (b) the Adjusted EBITDA for unconsolidated equity method investments, which was calculated in a consistent manner with the calculation above for Quad.
(4)The Company made a change in its definition of Adjusted EBITDA to include net pension income. This change is reflected in both periods presented.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
FREE CASH FLOW
For the Nine Months Ended September 30, 2022 and 2021
(in millions)
(UNAUDITED)

	Nine Months Ended September 30,
	2022	2021
Net cash provided by (used in) operating activities	$(30.3)	$22.1

Less: purchases of property, plant and equipment	(49.5)	(41.6)

Free Cash Flow (Non-GAAP)	$(79.8)	$(19.5)

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
DEBT LEVERAGE RATIO
As of September 30, 2022 and December 31, 2021
(in millions, except ratio)
(UNAUDITED)

	September 30, 2022		December 31, 2021
Total debt and finance lease obligations on the condensed consolidated balance sheets	$729.3		$803.7
Less: Cash and cash equivalents	14.0		179.9
Net Debt (Non-GAAP)	$715.3		$623.8

Divided by: trailing twelve months Adjusted EBITDA (Non-GAAP) (1)	$233.2		$260.5

Debt Leverage Ratio (Non-GAAP)	3.07	x	2.39	x
______________________________
(1)The calculation of Adjusted EBITDA for the trailing twelve months ended September 30, 2022, and December 31, 2021, was as follows:

		Add	Subtract	Trailing Twelve Months Ended
	Year Ended	Nine Months Ended
	December 31, 2021 (a)	September 30, 2022	September 30, 2021	September 30, 2022
Net earnings (loss)	$37.8	$18.0	$58.9	$(3.1)
Interest expense	59.6	32.3	45.1	46.8
Income tax expense	9.5	4.0	4.1	9.4
Depreciation and amortization	157.3	106.6	119.3	144.6
EBITDA (Non-GAAP)	$264.2	$160.9	$227.4	$197.7
Restructuring, impairment and transaction-related charges	18.9	12.4	(3.4)	34.7
Gains from sale and leaseback	(24.5)	—	(24.5)	—
Loss on debt extinguishment	0.7	—	—	0.7
Other (b)	1.2	—	1.1	0.1
Adjusted EBITDA (Non-GAAP) (c)	$260.5	$173.3	$200.6	$233.2
______________________________
(a)Financial information for the year ended December 31, 2021, is included as reported in the Company’s 2021 Annual Report on Form 10-K filed with the SEC on February 23, 2022.
(b)Other is comprised of equity in earnings of unconsolidated entity and Adjusted EBITDA for unconsolidated equity method investments.
(c)The Company made a change in its definition of Adjusted EBITDA to include net pension income. This change is reflected in all periods presented.
In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE
For the Three Months Ended September 30, 2022 and 2021
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended September 30,
	2022	2021
Earnings before income taxes and equity in earnings of unconsolidated entity	$16.3	$16.4

Restructuring, impairment and transaction-related charges	5.6	7.4
Gain from sale and leaseback	—	(10.8)
Adjusted net earnings, before income taxes (Non-GAAP)	21.9	13.0

Income tax expense at 25% normalized tax rate	5.5	3.3
Adjusted net earnings (Non-GAAP)	$16.4	$9.7

Basic weighted average number of common shares outstanding	50.1	51.3
Plus: effect of dilutive equity incentive instruments	1.5	1.8
Diluted weighted average number of common shares outstanding	51.6	53.1

Adjusted diluted earnings per share (Non-GAAP) (1)	$0.32	$0.18

Diluted earnings per share (GAAP)	$0.27	$0.27
Restructuring, impairment and transaction-related charges per share	0.11	0.13
Gain from sale and leaseback per share	—	(0.20)
Income tax expense from condensed consolidated statement of operations per share	0.05	0.04
Income tax expense at 25% normalized tax rate per share	(0.11)	(0.06)
Adjusted diluted earnings per share (Non-GAAP) (1)	$0.32	$0.18
______________________________
(1)Adjusted diluted earnings per share excludes the following: (i) restructuring, impairment and transaction-related charges; (ii) gain from sale and leaseback; (iii) discrete income tax items; and (iv) equity in earnings of unconsolidated entity.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE
For the Nine Months Ended September 30, 2022 and 2021
(in millions, except per share data)
(UNAUDITED)

	Nine Months Ended September 30,
	2022	2021
Earnings before income taxes and equity in earnings of unconsolidated entity	$22.0	$62.9

Restructuring, impairment and transaction-related charges	12.4	(3.4)
Gains from sale and leaseback	—	(24.5)
Adjusted net earnings, before income taxes (Non-GAAP)	34.4	35.0

Income tax expense at 25% normalized tax rate	8.6	8.8
Adjusted net earnings (Non-GAAP)	$25.8	$26.2

Basic weighted average number of common shares outstanding	51.2	51.3
Plus: effect of dilutive equity incentive instruments	1.8	1.5
Diluted weighted average number of common shares outstanding	53.0	52.8

Adjusted diluted earnings per share (Non-GAAP) (1)	$0.49	$0.50

Diluted earnings per share (GAAP)	$0.34	$1.12
Restructuring, impairment and transaction-related charges per share	0.23	(0.07)
Gains from sale and leaseback per share	—	(0.46)
Income tax expense from condensed consolidated statement of operations per share	0.08	0.08
Income tax expense at 25% normalized tax rate per share	(0.16)	(0.17)
Adjusted diluted earnings per share (Non-GAAP) (1)	$0.49	$0.50
______________________________
(1)Adjusted diluted earnings per share excludes the following: (i) restructuring, impairment and transaction-related charges; (ii) gains from sale and leaseback; (iii) discrete income tax items; and (iv) equity in earnings of unconsolidated entity.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.